IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


IN RE:                              )  Chapter 7
EDISON BROTHERS, INC., et al.,      )  Case Nos. 99-529 (MFW)
                                    )  through 99-536 (MFW)
                  Debtors.          )
_______________________________     )  (Jointly Administered Under
                                    )  Case No. 99-529 (MFW))
EBS PENSION, L.L.C.,                )
                                    )
                  Plaintiff,        )
            v.                      )
                                    )
EDISON BROTHERS STORES, INC.,       )  Adversary No. 99-115 (MFW)
et al.,                             )
                                    )
                  Defendants.       )
_______________________________     )




                                  O R D E R

      AND NOW, this 11th day of OCTOBER, 2001, upon consideration of the Debtors' and EBS' Motions for Final Judgment, it is hereby

      ORDERED that EBS' Motion for Entry of Judgment and for Prejudgment Interest is DENIED; and it is further

      ORDERED that the Debtors' Motion for Final Judgment is GRANTED.


                                        BY THE COURT:




                                        /s/ Mary F. Walrath
                                        ----------------------------------
                                        Mary F. Walrath
                                        United States Bankruptcy Judge



cc: See attached


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                                 SERVICE LIST
                                 ------------


Charlene Davis, Esquire
THE BAYARD FIRM
222 Delaware Avenue Suite 900
Wilmington, DE   19899
Counsel for Alan M. Jacobs,
Chapter 7 Trustee

Thomas Moers Mayer, Esquire
Jason E. Epstein, Esquire
KRAMER LEVIN NAFTALIS & FRANKEL, LLP
919 Third Avenue
New York, NY 10022
Special Counsel for Alan M. Jacobs,
Chapter 7 Trustee

William P. Bowden, Esquire
Christopher S. Sontchi, Esquire
ASHBY & GEDDES
One Rodney Square
P.O. Box 1150
Wilmington, DE 19899
Counsel for Plaintiffs
EBS Pension, LLC

Richard A. Chesley, Esquire
Toni-Ann Citera, Esquire Mark Cody, Esquire
JONES, DAY, REAVIS & POGUE
77 West Wacker Drive
Suite 3500
Chicago, IL 60601-1692
Counsel for Plaintiffs
EBS Pension, LLC

OFFICE OF U.S. TRUSTEE
601 Walnut Street
Curtis Center, Suite 950 West
Philadelphia, PA 19106